EXHIBIT 10.1


            NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT


                             STOCK WARRANT AGREEMENT

         This Stock Warrant Agreement is entered into as of this ____ day of ________, 2002, by and between _________________, ("Holder") and Carolina
National Corporation (the "Company").

         1. For and in consideration of (a) the Holder's time, expertise and efforts in organizing the Company and its subsidiary national bank (the "Bank"),
(b) the Holder's purchase of and subscription to purchase Company common stock to fund the organizational expenses of the Company and the Bank and provide capital for the Bank, and (c) the Holder's agreement to remain involved in the Bank by service on its board of directors or advisory board or through reasonable efforts to refer business to the Bank and otherwise support the Bank and contribute to its success during its initial years the Company hereby grants to Holder Warrants to purchase _____ shares of the common stock of the Company, subject to the terms and conditions hereof.

         2. In the event of exercise of the Warrants, unless the shares have been registered under the Securities Act of 1933, as amended, the Holder represents and warrants to the Company that the shares purchased pursuant to Warrants will be acquired for investment and not with a view to distribution thereof and the Holder acknowledges that the shares received will bear an appropriate restrictive legend.

         3. The exercise price of the Warrants granted hereby shall be $10.00 per share.

         4. The vested Warrants granted hereby may be exercised at any time prior to their cancellation or expiration by the tender of the exercise price in cash for the shares to be purchased to the Chief Financial Officer of the Company.

         5. If the Bank's capital falls below the minimum requirements contained in 12 C.F.R. 3 or below a higher requirement as determined by the Office of the Comptroller of the Currency (the "OCC") the OCC may direct the Bank to require warrant holders to exercise or forfeit their warrants. The Bank will notify warrant holders within 45 days from the date the OCC notifies the Bank in writing that warrant holders must exercise or forfeit their warrants. The Bank will cancel warrants not exercised within 21 days of the Bank's notification. The Bank has agreed to comply with any OCC request that the Bank invoke its right to require warrant holders to exercise or forfeit their warrants under the previous circumstances.

         6. (a) One-third of the Warrants granted hereby shall vest on each of the first three anniversaries of this Stock Warrant Agreement. In the event of the death or permanent disability of the Holder, all of the warrants shall immediately become vested.

         (b) All rights to purchase granted by this Stock Warrant Agreement which have not previously expired, been cancelled or been exercised shall expire on the earlier of (i) 90 days after the termination of the Holder's position as a director or active officer of the Bank (365 days if such termination is caused by the death or permanent disability of the Holder) or (ii) the tenth anniversary of the date first above written.


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         7. Nothing in this Stock  Warrant  Agreement  shall give the Holder any rights of a shareholder of the Company prior to the exercise of the Warrants granted hereby and the issuance of the stock purchased thereunder.

         8. The Warrants are not transferable except as provided in this paragraph. Upon the disability of the Holder the Warrants may be exercised by the Holder's legal guardian. Upon the death of the Holder the Warrants may be exercised by the Holder's personal representative or transferred by devise or distribution. No transfer shall be valid unless it is acknowledged in writing by the Company.

         9. The Warrants granted hereby shall be treated as a number of Warrants to purchase one share of the common stock of the Company for the exercise price. Warrants which are exercisable may be exercised in any combination designated by the Holder. Notwithstanding any other provision hereof, no Warrant may be exercised for a fractional share.

         10. If the outstanding shares of common stock of the Company then subject to this Agreement are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which Warrants may thereafter be exercised. Any such adjustment in outstanding Warrants shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Warrants. Any such adjustment made by the Company shall be binding.

         11. Any dispute arising under this Stock Warrant Agreement shall be settled by binding arbitration conducted pursuant to the rules of the American Arbitration Association then in effect held in Columbia, South Carolina.

         In witness whereof, the parties have caused this Stock Warrant Agreement to be executed and delivered as of the date first above written.

                                            CAROLINA NATIONAL CORPORATION


                                            By:
                                               ---------------------------------



                                            HOLDER


                                            ------------------------------------
                                                     [Name]